                                                                   EXHIBIT 10.20

                                                   Dated as of December 15, 2000

                                LOAN AGREEMENT

BANK HAPOALIM B.M.
1177 Avenue of the Americas
New York, New York 10036

Dear Sirs:

This Letter Agreement, including the attached Schedules A-C, and any attached Riders, Exhibits, Supplements and Modifications (collectively, the "Agreement") together set forth our mutual agreement as to the terms and conditions of the fluctuating credit facility extended by Bank Hapoalim B.M. (the "Bank") to Level 8 Systems, Inc. (the "Borrower"). Certain defined terms are set forth in Paragraph 20 hereof.

1.   The Facility.
     ------------

     The Bank agrees, on the terms and conditions hereinafter set forth, to make advances to Borrower under this Agreement (hereinafter "Extensions of Credit"). All such Extensions of Credit will be secured as provided in this Agreement. Borrower hereby absolutely and unconditionally promises to pay in United States dollars to Bank Hapoalim B.M. or to its order, at its office at 1177 Avenue of the Americas, New York, New York, or at such other place as it may hereafter designate to Borrower in writing, all then outstanding Extensions of Credit made pursuant to this Agreement plus interest thereon at the rates and at such time as set forth in this Agreement. This facility is separate and distinct from that certain existing line of credit extended by the Bank to the Borrower in the amount of $15,000,000.00 having an expiration date of November 30, 2001.

2.   Amount.
     ------

     The aggregate amount of Extensions of Credit shall not exceed at any time $10,000,000.00 (the "Line of Credit").

3.   Note and Security Agreement.
     ---------------------------

     All Loans pursuant to this Agreement shall be evidenced by Borrower's promissory note, substantially in the form of Exhibit A attached hereto (the "Note") in the principal amount of $10,000,000.00 and secured by the Borrower Security Agreement dated as of the date hereof between the Borrower and the Bank, in form and substance satisfactory to the Bank, providing a lien on, among other things, all the account receivables and inventory of the Borrower (the "Security Agreement") and all the UCC Financing Statements executed by the Borrower in favor of the Bank related thereto (collectively, the "Security Documents"); provided, however, that
                                                       --------
     the principal amount actually payable at any time under the Note shall not be more than the advances pursuant to this Agreement which then remain unpaid, as reflected on the Bank's books and records; provided further,
                                                           ----------------
     however, that if the aggregate outstanding advances pursuant to this Agreement shall exceed the principal amount of the Note, such advances in excess of the amount of the Note shall nevertheless be payable as provided in this Agreement. The Extensions of Credit shall be available to the Borrower up to December 31, 2002 (the "Commitment Termination Date"). No Extension of Credit shall be outstanding for more than eighteen (18) months. The Note shall be dated the date of this Agreement and be payable on June 30, 2004 (the "Expiry Date"), and if earlier, at such other times as shall be required by the terms of this Agreement. The Borrower reaffirms that the Security Documents are the collateral for the Line of Credit.

4.   Availability.
     ------------
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                                       2

     The Facility may be utilized, at the Borrower's option, as follows upon three business days' written, telex or telephonic or telephonic (immediately confirmed in writing) notice to the Bank for Loans for periods of one, two or three months or such other periods as the Bank and the Borrower may agree (provided no loan shall have a maturity later than the Expiry Date).

5.   Conditions Precedent.
     --------------------

     The Bank shall not be obligated to make any Extensions of Credit to the Borrower hereunder unless the following conditions have been satisfied:

     (a) Prior to the first utilization of credit hereunder, the Bank shall have received the following documents, each in form and substance satisfactory to the Bank:

          (i)     the Note;

          (ii) the Security Agreement and all the UCC-1 Financing Statements executed by the Borrower in favor of the Bank related thereto;

          (iii)   a legal opinion of counsel to the Borrower;

          (iv) a full and accurate disclosure from the Borrower, current as of the date of closing, of all material litigation (including counterclaims, cross-claims and all criminal, arbitration and administrative proceedings and/or investigations) pending or threatened against the Borrower or of which the Borrower shall be aware, and the Bank shall be satisfied, as determined in its sole discretion, as to Borrower's exposure and as to any potential exposure to liability on the Bank's part;

          (v) an Option Agreement, or similar agreement, allowing the Bank to convert debt to equity in the Borrower, with said conversion option to be pledged in a manner satisfactory to the Bank;

          (vi) accounts receivables aging statements certified by one of Borrowers' executive officers and accurate as to December 1, 2000;

          (vii) satisfactory evidence as to the removal of all previous liens by third parties against the Collateral; and

          (viii) a Cash Collateral Pledge Agreement executed by the Borrower in favor of the Bank.

     (b) Prior to or at the time of the making of the initial Extension of Credit, financing statements and termination statements, if any, relating to this Agreement shall have been duly recorded or filed in such manner and in such places as is required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by this Agreement. Borrower represents and warrants that the only termination statements required for filing under the previous sentence are related to loans in favor of Greyrock Business Credit (or Bank of America). Borrower further represents and warrants that all obligations related to such loans have been satisfied in full and Borrower is entitled to have termination statements related thereto filed in all necessary offices.

     (c) Prior to or at the time of any Extension of Credit, there shall exist no uncured Event of Default or event which with the giving of notice or passage of time or both would become an Event of Default and if requested by the Bank there shall be delivered to the Bank a certificate of compliance and non-default, dated the date of such Extension of Credit, in and form and substance satisfactory to the Bank.
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                                       3

     (d) All representations and warranties made by the Borrower to the Bank herein or in any other document executed in connection herewith shall be true and correct, unless specifically modified in writing by the parties, as if made on the date of such advance shall be deemed as restated on the date of any advance or Extension of Credit and shall be true and correct as if made on such date (except to the extent any such representation or guaranty speaks as of a different date).

6.   Interest and Fees.
     -----------------

     (a) Interest on all Loans hereunder shall be payable at the rate per annum, for each Interest Period, of 1.50% plus the LIBOR Rate (the "Loan Rate").

     (b) Interest on each Loan shall be payable in arrears on the last day of each Interest Period.

     (c) The Borrower shall pay interest on overdue principal and (to the extent permitted by applicable law) on overdue interest, on demand, at the rate of 2% plus the higher of (x) the Loan Rate applicable to the immediately preceding Interest Period and (y) the rate designated by the Bank from time to time as its Prime Rate. The effective interest rate payable hereunder shall, in any event, never exceed the applicable maximum lawful interest rate; if any provision(s) of this Agreement would require any payment in excess of such maximum lawful interest rate, such provision(s) shall be deemed amended to provide for interest at such maximum lawful rate during such time as it would otherwise exceed such rate.

     (d) The Loan Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

     (e) If the Bank determines in its sole discretion at the time of any election of an Interest Period that the LIBOR Rate cannot be determined or does not represent its effective cost of maintaining the Loan during such Interest Period, then interest on the Loan during such Interest Period shall accrue at the Bank's Prime Rate plus 1.5% per annum until a new interest rate can be mutually agreed upon by the Borrower and the Bank.

     (f) The Borrower agrees to pay to the Bank a facility fee in respect of the total commitment amount of the Line of Credit (irrespective of usage) for each day from and after the date hereof at the per annum rate of .50%. Such fee shall be payable in advance quarterly during the term of this Agreement commencing with the date hereof.

7.   Payments, Prepayments and Indemnity.
     -----------------------------------

     (a)  Mechanics.
          ---------

          All payments hereunder shall be made at the office of the Bank set forth below in lawful money of the United States of America and in immediately available funds, without set off, counterclaim, withholding or deduction of any kind whatsoever. Any payment due hereunder on a day which is not a Business Day shall be payable on the next succeeding Business Day (or, if such next succeeding

          Business Day falls in the next succeeding calendar month, on the next proceeding Business Day). The Borrower hereby authorizes the Bank, if and to the extent payment owed to the Bank is not made when due hereunder or under the Note, to charge from time to time against any of the Borrower's accounts with the Bank any amount so due.
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                                       4

     (b)  Prepayment.
          ----------

          (i) In the event any loan is not borrowed on the date specified therefor in a notice of borrowing, or is repaid other than at its maturity, the Borrower shall pay to the Bank an amount (determined by the Bank in its sole discretion which determination shall be conclusive and binding absent manifest error) as shall compensate the Bank for any costs, expenses or loss (including loss of profit) incurred by it in connection with its costs of funding such Extension of Credit.

          (ii) If at any time the Bank shall determine that the making or continuation of loans at the Libor Rate has become unlawful, the loans hereunder shall correct to the Prime Rate plus 1.5% per annum.

     (c)  Increased Costs
          ---------------

          If, after the date hereof, any change in law, regulation or directive or in the interpretation thereof subjects the Bank to any increase in the cost to it of making or maintaining loans to the Borrower hereunder, the Borrower shall pay to the Bank, on demand from time to time, such additional amounts (determined by the Bank in its sole discretion which determination shall be conclusive and binding absent manifest error) as shall compensate the Bank for such increased cost; provided, however, that the method by which the Bank allocates such amount to the Borrower must be applied in good faith and must be a method generally used by the Bank for such purpose.

8.   Determination of Eligible Accounts Receivables and Acceptable Inventory.
     -----------------------------------------------------------------------

     The Bank shall, in its sole and unfettered business judgment and discretion, have the absolute right to determine which accounts receivable shall be Eligible Accounts Receivable. The Bank may require such supporting or confirmatory documentation as it may reasonably deem necessary in order to make its determination.

     In furtherance of and without limiting the above sentence, the following (in addition to any determination by the Bank pursuant to such sentence) shall not in any event be Eligible Accounts Receivable:

     (a) any account as to which Borrowers are unable to make all of the applicable warranties set forth in Paragraph 12 of this Agreement;

     (b) any account not payable or paid within 180 days (the "Maximum Maturity Period of Eligible Accounts Receivable") from the invoice date thereof;

     (c) any account arising from transactions with any party to whom Borrower owes any obligation, or with any affiliate of the Borrower;

     (d) any account arising from "charge-backs", including but not limited to restorations to outstanding status of accounts after they have been recorded by Borrower as paid (such as those resulting from the return unpaid of checks given in payment of accounts), partial payments of accounts, additions to accounts resulting from any cause, and discounts taken by account debtors without authorization;

     (e) any account or any portion thereof resulting from services and/or finance charges added by Borrowers to accounts in excess of the invoice price;

     (f) any account of an account debtor if 50% or more of the then outstanding accounts of such account debtor have then been outstanding for longer than 90 days from the invoice date thereof;

     (g) any account arising from a transaction with an account debtor which has sovereign immunity;

     (h) any account arising from an account debtor not located in the countries listed on Schedule B; and

     (i) any account as to which Bank shall not be satisfied with the credit standing of the account debtor.

     As used in this Agreement, "accounts" refers to all accounts as defined in
     Section 9-106 of the New York Uniform Commercial Code as in effect on the date of this Agreement, and "Eligible Accounts Receivable" refers solely to accounts receivable (i.e., rights to payment for goods sold and shipped or services already rendered, which rights are not represented by an instrument or chattel paper) which, pursuant to this Paragraph 8 of the Agreement, Bank has determined to be acceptable as a base on which to make advances.

9.   Events of Default.
     -----------------

          (a)  General.
               -------

          Each of the following shall be an Event of Default: (1) Nonpayment.
                                                                  ----------
          (i) The nonpayment when due of any part of the Liabilities hereunder; or (ii) the prohibition by any Law of payment of any part of any Liabilities. (2) Bankruptcy; Adverse Proceedings. (i) The occurrence
                           ------------------- -----------
          of any Debtor Relief Action; (ii) the appointment of a receiver, trustee, committee, custodian, personal representative or similar official for any Party or for any Material part of any Party's property; (iii) any action taken by any Party to authorize or consent to any action set forth in Paragraph 9(a)(2)(i) or (ii); (iv) the rendering against any Party of one or more judgments, orders and/or decrees and/or arbitration awards (whether for the payment of money or injunctive or other relief) which alone or in the aggregate equal or exceed the amount of $100,000, if they continue in effect for 30 days without being vacated, discharged, stayed, satisfied or performed; (v) the issuance or filing of any warrant, process, order of attachment, garnishment or other lien or levy, which alone or in the aggregate equal or exceed the amount of $100,000, against any Material part of any Party's property; (vi) the commencement of any proceeding under, or the use of any of the provisions of, any Law against any Material part of any party's property, including but not limited to any Law (A) relating to the enforcement of judgments or (B) providing for forfeiture to, or condemnation, appropriation, seizure or taking possession by, or on order of, any Governmental Authority, unless such proceeding shall be stopped within 45 days of commencement; (vii) the forfeiture to, or the condemnation, appropriation, seizure, or taking possession by, or on order of, any Governmental Authority, of any Material part of any Party's property; (viii) any Party being charged with a crime by indictment, information or the like. (3) Noncompliance. (i) Any Default with respect to this Agreement which
          -------------
          remains uncured for five (5) business days; provided, however, such cure period shall not apply to a Default described in Section 9(a)(1)(i) of this Agreement; (ii) the giving to the Bank by or on behalf of any Party at any time of any materially incorrect or incomplete representation, warranty, statement or information; (iii) the failure of any Party to furnish to the Bank, copies of its financial statements and such other information respecting its business, properties, condition or operations, financial or otherwise, promptly when, and in such form as, reasonably required or requested by the Bank; (iv) any Party's failure or refusal, upon reasonable notice from the Bank, to permit the Bank's representative(s) to visit such Party's premises during normal business hours and to examine and make photographs, copies and extracts of such Party's property and of its books and records; (v) any Party's concealing, removing or permitting to be concealed or removed, any part of its property with the intent to hinder or defraud any of its creditors; (vi) any Party's making or suffering any Transfer of any of its property, which Transfer is deemed fraudulent under the law of any applicable jurisdiction; (vii) the revocation or early termination of any Party's obligations under any agreement with or to the Bank (including but not limited to any of the Liabilities), or the validity, binding effect or enforceability of any of such obligations being challenged or questioned, whether or not by the institution of proceedings; (viii) the failure or cessation at any time of any Security Interest in favor of the Bank in connection with any of the obligations of the Borrower to the Bank to constitute a valid, perfected, first priority Security Interest (or such junior priority Security Interest as agreed to by the Bank) in the Property purportedly covered by such Security Interest. (4) Adverse Changes.
                                                             ---------------
          (i) The occurrence of a Material adverse change in any Party's financial condition; (ii) the death or incompetence (if a person) or the dissolution or liquidation (if a corporation, partnership or other entity) of any Party or such Party's failure to be and remain in good standing and qualified to do business in each jurisdiction Material to such Party; (iii) any Material Default with respect to any Material Agreement other than with or to the Bank; (iv) any Default pursuant to which any Person shall have the power to effect an Acceleration of any Material Debt; (v) any Acceleration or demand of payment with respect to any Material Debt; (vi) any Party's becoming insolvent, as defined in the Uniform Commercial Code; (vii) the Bank's believing in good faith that the prospect of payment of any of the Liabilities or of performance of any other obligation of any Party to the Bank is impaired; (viii) the Material suspension of any Party's business; (ix) any Party's Material failure to pay any tax when due; (x) the expulsion of any Party from any exchange or self-regulatory organization or any loss, suspension, nonrenewal or invalidity of any Party's Material license, permit, franchise, patent, copyright, trademark or the like; (xi) the occurrence of any event which gives any Person the right to assert a lien, levy or right of forfeiture against any Material part of any Party's Property; (xii) Debtor's failure to give the Bank notice, within 10 Business Days after Debtor had notice or knowledge, of the occurrence of any event which, with the giving of notice and/or lapse of time, would constitute an Event of Default, or (xiii) failure of Borrower to be and remain in good standing and qualified to do business in each jurisdiction Material to Borrower and such failure shall continue for thirty (30) consecutive days; (5) Business Changes. Without the prior written consent of the
                    ----------------
          Bank (which consent shall not be unreasonably withheld) there shall occur or take place (i) any change in Control of any Party; (ii) any merger or consolidation involving any Party, except as may be permitted, with the consent of the Bank, pursuant to Paragraph 14(d); or (iii) any Material change in the nature or structure of any Party's business; (6) Termination Statements. The Borrower's failure by
                        ----------------------
          January 31, 2000 to cause all termination statements required by this Agreement and the Security Agreement to be filed in accordance with
          Section 5(b) herein.

          (b)  Bank's Rights Upon Default in Payment.
               -------------------------------------

               (i) Upon the occurrence of any Event of Default (and the expiration of any applicable cure period under this Agreement), all of Borrower's obligations to the Bank under this Agreement and the Note not then due shall, at Bank's option, become forthwith due and payable without further notice or demand, which Borrower waives, provided, however, that such obligations shall automatically become due and payable upon the occurrence of any Debtor Relief Action. Upon any such acceleration of Borrower's Liabilities, Bank shall have and may exercise against Borrower all the rights and remedies granted by the Uniform Commercial Code, this Agreement or any other document executed by Borrower at any time or otherwise by law.

               (ii) In addition, but without limitation and without impairing Borrower's obligations, upon the occurrence of any Event of Default, Bank may, in Bank's discretion:

                     (a) take possession of any Collateral and of Borrower's books, records, data processing material and any other instruments or documents relating to accounts and/or other Collateral and, for the purpose of accomplishing the foregoing, enter at any time any premises maintained by Borrower, and

                     (b) require Borrower to assemble any or all Collateral, and books, records, data processing material, instruments and documents relating to Collateral, and to make them available at a time and place designated by Bank.

               (iii) At Bank's request, Borrower will take any and all steps, observe such formalities, execute and deliver all papers and instruments, and do any and all acts and things, which are necessary, appropriate or requested by Bank to facilitate Bank's collecting and realizing on Collateral.

               (iv) In addition to the appointment contained in Paragraph 10(d) of this Agreement, Borrower hereby appoints and designates Bank as Borrower's attorney-in-fact, without being required to act as such, with full power of substitution, irrevocably until all Liabilities are fully paid and discharged, which power of attorney is coupled with an interest, to take any and all steps, observe such formalities, execute and deliver all papers and instruments, and do any and all acts and things, which Bank deems in Bank's sole discretion to be necessary, appropriate or desirable to facilitate Bank's collecting and realizing on Collateral, including but not limited to selling and conveying good title to such Collateral.

               (v) The net proceeds realized from any such sale or other disposition or the exercise of any other remedy, after deducting all expenses relating thereto, including any attorneys' fees incurred by Bank, shall be applied in payment of such of the Liabilities, and in such order as Bank may determine. Bank will return any excess to Borrower, and Borrower shall remain liable for any deficiency.

10.  Collections.
     -----------

     (a) Until notified at any time to the contrary by the Bank, and except as provided in Paragraph 10(b) and (c) herein and in the Security Agreement, Borrower will, at Borrower's expense, collect Borrower's accounts and other amounts due to Borrower on Collateral. Borrower will not, without Bank's prior written approval, grant any extension, modification, release, compromise, discharge, allowance or discount in respect of an account or other Collateral except for customary trade discounts noted on copies of invoices furnished to Bank; provided, however, the Bank's prior written approval is not required in the event of any such extensions, modifications, releases, compromises, discharges, allowances or discounts that (a) in the case of any individual account are less than $100,000 USD, (b) in any calendar year are in the aggregate less than $250,000 USD, and (c) over the term of this loan are in the aggregate less than $1,000,000 USD. Bank will, in its reasonable determination and at the written request of Borrower, release its lien on a specific Eligible Account Receivable.

     (b) Upon the occurrence of any Event of Default, the Bank may, without notice to Borrower, at any time in Bank's or in Borrower's name or otherwise: (i) demand, collect, enforce, compromise, release, modify, extend and/or discharge accounts, other Collateral, and guaranties thereof and security therefor, receive proceeds thereof and give receipts therefor, by such means and on such terms and conditions, if any, as Bank may deem advisable; (ii) notify account debtors and obligors in connection with other Collateral that their accounts and amounts due on other Collateral are to be paid directly to Bank; (iii) endorse in Borrower's name checks and other instruments payable to Borrower in respect of accounts or other Collateral; (iv) receive and open mail addressed to Borrower and retain any relating to accounts or other Collateral; (v) notify postal authorities to change the address for delivery of mail addressed to Borrower to such address as Bank may designate; (vi) file in Borrower's name proofs of claim in bankruptcies of Borrower's account debtors and obligors under accounts or other Collateral; and (vii) do all other things Bank deems advisable to accomplish the purposes of this Agreement.

     (c) The Bank's taking any action pursuant to Paragraph 10(b)(i) or (ii) or the filing of a petition by or against Borrower in any proceeding under the Bankruptcy Code or any successor or replacement thereof shall immediately and automatically terminate Borrower's authority to collect accounts.

     (d) To facilitate Bank's actions under Paragraph 10(b), Borrower appoints Bank as its attorney-in-fact (without requiring Bank to act as such), with full power of substitution, irrevocably until all Liabilities are fully paid or discharged. This power of attorney is coupled with an interest.

11.  Returns.
     --------

     Borrower will notify Bank promptly of all credits granted or otherwise allowed by Borrower on any of the Eligible Accounts Receivable (as defined in the Security Agreement); the return or rejection of any merchandise relating to an Eligible Account Receivable or of any other recovery of such merchandise by Borrower; and on request will pay Bank the amount of such Eligible Accounts Receivable. Until such payment, Borrower will hold such merchandise in trust for Bank, subject to Bank's instructions; it shall be deemed Collateral for the Liabilities and Bank shall be entitled to possession thereof.

12.  Warranties.
     ----------

     Borrower warrants and represents that, at the time of, and as a precondition for, each request for an advance hereunder, and at all times while advances shall be outstanding, the following shall be true and Borrower agrees that:

     As to Receivables and Inventory:
     -------------------------------

     (a)  Records Location.  All Borrower's records pertaining to accounts and
          ----------------
          inventory are now and will hereafter be kept (unless and until Borrower receives Bank's written consent to a change) only at Borrower's headquarters at the addressstated in Schedule A(1);

     (b)  Bona Fide Transactions.
          ----------------------
          Each Eligible Account Receivable is and will continue to be the valid and enforceable obligation, not represented by any Instrument or chattel paper, of Borrower's bona fide customer having legal capacity to contract, to whom Borrower will have, bona fide in the ordinary course of Borrower's business, contracted with or rendered services to or sold outright and shipped goods which prior thereto were owned by Borrower solely and absolutely, free of all liens, pledges, security interests and other encumbrances of every nature, except any security interest held by Bank;

     (c)  Fully Payable.
          -------------
          The entire amount of each Eligible Account Receivable stated in each schedule or copy of invoice delivered to Bank and/or reflected on Borrower's books and records will be payable (without any partial payment having been made) by the party named therein, not subject to any defense, set-off, counterclaim, reduction or claim for credits, allowances or adjustment for any reason except for customary prompt payment discounts, and will be due within the Maximum Maturity Period of Eligible Accounts Receivable from the invoice date thereof, which period will not have expired; and each such Account Receivable will not represent a consignment sale, sale on approval, sale or return or other similar transaction;

     (d)  Unencumbered Ownership.
          ----------------------
          Borrower will be the sole and absolute owner of each Eligible Account Receivable and all Acceptable Inventory, free of all encumbrances, claims and security interests of every nature, except Bank's, and Borrower shall have the unrestricted right and power to assign the same to Bank;

     (e)  Satisfactory Performance
          ------------------------
 .         All of Borrower's obligations in connection with the transaction from which each Eligible Account Receivable arose will have been duly performed and accepted by the account debtor; no goods giving rise to any such Eligible Account Receivable are or shall have been returned, rejected or repossessed; no notice of rejection, breach, nonconformity to contract or revocation of acceptance shall have been given to Borrower in respect of any such Eligible Account Receivable; no dispute with or claim by the account debtor on any such Eligible Account Receivable is or will be pending; Borrower shall have no knowledge of any fact or circumstance which would impair the validity or collectability of any such Eligible Account Receivable; and each such Eligible Account Receivable shall comply with all applicable local, state and federal laws and regulations (including but not limited to the Federal Consumer Credit Protection Act and the Federal Reserve Board's Regulation Z) in all material respects, including, but not limited to, disclosure, billing, form, content, manner or preparation and execution;

     (f)  Endorsement of Instruments.
          --------------------------
          If any of the receivables become evidenced by an Instrument or chattel paper, Borrower will notify Bank thereof, and upon request by Bank promptly deliver such Instrument to Bank appropriately endorsed to the order of Bank, as further security for the satisfaction in full of the Liabilities;

     (g)  No Contrary Agreement.
          ---------------------
          There is and will be no agreement between Borrower and any account debtor in conflict with or varying from the amount or terms of payment of its Eligible Account Receivable as set forth in any schedule or copy of invoice delivered to Bank;


     Generally:
     ----------

     (h)  Continued Solvency and Operation of Borrower and Account Debtors.
          -----------------------------------------------------------------

          Borrower and the account debtor on each Eligible Account Receivable are and will continue to be solvent and operating in business without any controlling owner or general partner of Borrower or such account debtor having died or become disabled, without any dissolution, bankruptcy proceeding, receivership, assignment for the benefit of creditors or liquidation pending against either of Borrower or such account debtor and without any custodian, receiver, trustee or other fiduciary having been applied for or appointed for the assets of either of them;

     (i)  Accurate Information.
          --------------------

          All financial and credit information that Borrower may furnish to Bank at any time, whether relating to Borrower or any account debtor, will be true, complete and not misleading in all material respects;

     (j)  Good Standing.
          -------------

          Borrower is and will be duly organized and in good standing in the State of Borrower's incorporation (stated in Schedule A(2)) and duly qualified or licensed in good standing to do business in all jurisdictions where the nature of Borrower's activities requires such qualification or licensing, and Borrower's business is and will be conducted in accordance with law;

     (k)  Authority.
          ---------

          Borrower has full right, power and authority to enter into, execute and deliver this Agreement, financing statements (and/or amendments thereto), the Note, the Security Agreement, and all other documents to be executed and delivered by it in connection herewith or therewith (collectively the "Loan Documents"); Borrower has the full right, power and authority to perform each and all matters and things required to be performed under the Loan Documents, and the Loan Documents have been duly authorized, executed and delivered and constitute the legal, valid and binding contracts of Borrower, enforceable in accordance with their terms (subject to (i) bankruptcy and other laws of general application affecting the rights of creditors and (ii) the award by courts of monetary damages rather than specific performance of contractual provisions involving matters other than the payment of money);

     (l)  No Conflict.
          -----------

          The execution and delivery by Borrower of the Loan Documents are not, and the performance by Borrower of any of the obligations thereunder will not be, in contravention of any provision of law or any charter or by-law provision or any covenant, indenture or agreement of or affecting Borrower or any property of Borrower;

     (m)  No Claims.
          ---------

          There is no action, suit or proceeding pending or threatened against Borrower before any court, administrative or governmental body, or any arbitration forum, which if determined against Borrower would affect Borrower's ability to enter into any of the Loan Documents or prejudice in any way Borrower's ability to fulfill the obligations set forth in the Loan Documents;

     (n)  All Liens Disclosed.
          -------------------

          Except as provided on Schedule C, none of Borrower's assets are encumbered by security interests, mortgages, pledges, or other liens except those granted to Bank;

     (o)  Perfected First Security Interest.
          ---------------------------------

          assuming proper filing of financing statements (and/or amendments thereto) under the Uniform Commercial Code, this Agreement and the Security Agreement create in Bank's favor a perfected first security interest in the Collateral; and

     (q)  Environmental Compliance.
          ------------------------

          (i) Borrower shall at all times ensure that its properties and the businesses, operations and activities conducted thereon, are in full compliance with all Environmental Laws. Borrower shall permit or suffer any hazardous substance to be brought upon, used, treated, stored, handled, discharged, released, generated, manufactured or disposed of in, on or under any of its properties, except to the extent commonly used in the day-to-day operations of such properties and only in compliance with all Environmental Laws;

          (iii) if Borrower shall become aware of or receive any notice or other communication concerning any actual, alleged, suspected or threatened violation of or liability under any Environmental Laws, or that any representation of Borrower contained herein relating to hazardous substances is not or is no longer accurate in any material respect, including, but not limited to, any notice or other communication concerning any actual or threatened environmental claim, then Borrower shall deliver to Bank, within ten days after receipt of such notice or other communication, a written description of said violation, liability, or actual or threatened event or condition, together with copies of all documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Bank to defend or otherwise respond to such notification. Borrower shall promptly take any and all actions and steps necessary to defend such notification or environmental claim, or remedy any condition which gave rise to such notification or environmental claim.

13.  Affirmative Covenants.
     ---------------------

     Until payment in full of all advances and other Liabilities hereunder and as a precondition for advances:

     (a)  Financial Records.
          -----------------

          Borrower agrees to the following: at Borrower's expense, to keep complete and accurate records relating to accounts and other Collateral, including but not limited to shipments, payments received, credits and allowances granted and returns, at Bank's request to mark those records in a manner satisfactory to Bank to show Bank's security interest, and to make said records available for Bank's inspection and copying at reasonable times; to turn over to Bank such delivery receipts and copies of invoices as Bank may request; and to furnish to
          Bank:

               (i) within 120 days after Borrower's fiscal year end, Borrower's unqualified audited financial statements addressed to the Bank (including balance sheet and operating statement), prepared in accordance with generally accepted accounting principles by independent accountants acceptable to Bank and accompanied by a covenant compliance report certified by Borrower's Chief Financial Officer including a schedule demonstrating compliance with the financial covenants set forth herein ("Compliance Certificate");

               (ii) within 45 days after each of the Borrower's first three fiscal quarters, Borrower's unaudited financial statements (including balance sheet and operating statement), prepared in accordance with generally accepted accounting principles, except for the absence of notes and normal year-end adjustments, certified as to its accuracy by Borrower's chief executive, operating or chief financial officer, and accompanied by a Compliance Certificate; and

               (iii) from time to time such other information as Bank may request.

     (b)  Tax Compliance.
          --------------

          Borrower will pay to the appropriate governmental authorities when due, all Federal, state, local and other taxes, assessments or contributions required to be paid or deposited by Borrower ("Taxes"), except that Borrower may defer any such payment while Borrower is diligently contesting the respective Taxes in good faith by appropriate proceedings, but any such deferment shall not extend beyond the time when such unpaid Taxes would become a lien upon any of Borrower's assets. Borrower will furnish Bank promptly at Bank's request with evidence satisfactory to Bank establishing payment of such taxes, assessments and contributions. In Bank's discretion, Bank shall have the right (but shall not be obligated) to pay any such tax, assessment or contribution (including any interest or penalties thereon) for Borrower's benefit in the event Borrower shall fail timely to do so; any such payment shall be deemed an advance hereunder bearing interest at the rate and in the manner specified in Paragraph hereof. Borrower shall, promptly on demand, reimburse Bank for any such payment and any costs and expenses (including reasonable attorneys' fees) which Bank may incur in connection therewith.

(c)    Insurance.
       ---------

       Borrower shall maintain all insurance required in connection with this Agreement and the Collateral in good standing with premiums timely paid, and shall promptly provide Bank with evidence satisfactory to it of such payment.

(d)    Adverse Changes.
       ---------------

       Borrower shall promptly notify Bank: (i) of any material adverse change in Borrower's financial condition, operations or business or (promptly upon Borrower's obtaining receipt of notice or knowledge thereof) in that Borrower's customers or in the collectability of any of the accounts,
       (ii) if one or more judgments or other claim in excess of $100,000, alone or in the aggregate, becomes a lien or encumbrance upon any or all of Borrower's assets, or (iii) of any Event of Default or event, which with the giving of notice or passage of time or both would become an Event of Default and furnish the Bank with a statement setting forth details of such Event of Default and the action which the Borrower proposes to take with respect thereto.

(e)    Financial Covenants.
       -------------------

       (i) Borrower must, at all times during which this Facility is in effect or any Liabilities remain outstanding and unpaid, maintain a net worth (e.g. shareholder's equity) of not less than 23% of total assets.

       (ii) Borrowers must, at all times during which this Facility is in effect or any Liabilities remain outstanding and unpaid, maintain a Current Ratio (current assets to current liabilities) of not less than .85 to 1.

       (iii) Borrowers must, at all times during which this Facility is in effect or any Liabilities remain outstanding and unpaid, maintain the following relationship between Eligible Accounts Receivable plus cash and total principal outstanding under this Facility:

       The sum of 50% of the value of Eligible Accounts Receivable plus cash (the "Borrowing Base") must equal or exceed the total of all principal outstanding under this Facility.

       Any such cash used for purposes of calculating the Borrowing Base must be deposited with the Bank at its New York Branch, and Borrower will execute all documents required by the Bank to provide the Bank with a perfected first priority security interest in such cash deposit. If at any time during the term of this Agreement any portion of such cash pledged to the Bank is not required for purposes of meeting the above Borrowing Base formula, Borrower may withdraw such amounts from the Account (as defined in the Cash Collateral Pledge Agreement); provided, however, any withdrawal of such amounts by the Borrower shall not relieve the Borrower of its obligation to thereafter deposit cash collateral with the Bank as required by this paragraph.

       At any time the Borrower fails to maintain the above Borrowing Base formula, no further advances will be permitted hereunder, and Borrower must repay such amount of outstanding principal under the Facility as would bring the relationship between Eligible Accounts Receivable plus cash and total principal outstanding back into compliance with such formula.

14.    Negative Covenants.
       ------------------

       Borrower further agrees that from the date hereof and until payment in full of all of advances and other Liabilities hereunder, Borrower will not, without Bank's prior written consent after providing Bank with all such information and documentation as Bank may request:

       (a)   Type of Business.
             ----------------

             make any substantial change in the character of Borrower's business;

       (b)   Accounts Receivable and other Claims.
             ------------------------------------

             sell, discount, assign, lease or otherwise dispose of or grant any security interest in any of Borrower's accounts, other Collateral, claims or other obligations owing to Borrower (including notes payable to Borrower) with or without recourse, except to Bank;

       (c)   Negative Pledge.
             ---------------

             grant, suffer or permit the creation of any security interest mortgage, pledge or other lien encumbering any of Borrower's assets, except to Bank;

       (d)   Mergers, Consolidations, Sales of Substantial Assets.
             ----------------------------------------------------

             consolidate with or merge into any other corporation or entity, or permit any other corporation or entity (other than a wholly-owned subsidiary) to merge into Borrower, and Borrower will not sell, transfer or lease all or a substantial portion of Borrower's assets, unless in each case, and even then subject to Bank's prior written consent, which consent shall not be unreasonably withheld:

                   (i) the Borrower is the resulting or acquiring corporation and, after such transaction, Borrower remains solvent, and

                   (ii) no default or Event of Default which, with the giving of notice or lapse of time, would be a default or Event of Default under this Agreement or under any other material agreement of Borrower's shall exist immediately after or shall occur as a result of such transaction, or

       (e)   Use of Proceeds.
             ---------------

             use the proceeds of any advances under this Agreement for anything other than Borrower's proper business and commercial purposes;

       (f)   ERISA Compliance.
             ----------------

             (i) not engage in any "prohibited transactions" (as such term is defined in Section 2003(a) of the Employee Retirement Income Security Act of 1974 ("ERISA")) or in any transaction or activity prohibited by Section 406 of ERISA or incur any liability under Section 409 of ERISA;

             (ii) fail to satisfy the minimum funding requirements of Section 412 of the Internal Revenue Code and/or Section 302 of ERISA with respect to any employee pension benefit plan or fail to notify Bank of any application for a funding waiver that Borrower may submit to the Internal Revenue Service with respect to any employee pension benefit plan;

             (iii) not act in any manner in connection with any employee benefit plan (including but not limited to any multi-employer plan) covered by Title IV of ERISA in a manner which could result in plan termination liability to, or imposition of a lien by, the Pension Benefit Guaranty Corporation under Title IV of ERISA, or withdrawal liability to, or imposition of a lien by, the Pension Benefit Guaranty Corporation under Title IV of ERISA, or withdrawal liability under Title IV of ERISA; and

             (iv) fail to comply with ERISA in any manner such that Borrower could incur a liability which would materially and adversely affect Borrower's ability to meet any of Borrower's obligations arising in connection with this Agreement or any other agreement to which Borrower is a party or by which Borrower is bound.

15.    Term.
       ----

       This Agreement shall have a term expiring on the Expiry Date and all Liabilities shall, unless the term shall be extended by written agreement, be due and payable on the Expiry Date. Nevertheless, this Agreement may be terminated by Bank at any time without further notice upon the occurrence of an Event of Default or an event which, with the giving of notice or the passage of time, would be an Event of Default.

16.    Miscellaneous.
       -------------

       (a)   Account Verification and Notifications.
             --------------------------------------

             At any time until payment in full of all advances and other Liabilities pursuant to this Agreement, Bank may by its agent or by any other person or entity selected by Bank, verify accounts, directly with account debtors or by other methods, and notify account debtors that their accounts have been assigned to Bank.

       (b)   Actions Not Required.
             --------------------

             Bank is not obligated to take any action which Bank is permitted to take pursuant to this Agreement.

       (c)   Liability Limited.
             -----------------

             Bank shall have no liability for taking or refraining from taking or for the manner of taking any such action or otherwise hereunder, except for Bank's gross negligence or willful misconduct, and in no event for consequential, special or punitive damages.

       (d)   Obligations Not Assumed.
             -----------------------

             Nothing contained herein or in any other document and no action taken by Bank shall be deemed an assumption by Bank of any obligation to any account debtor or other party.

       (e)   Notices.
             -------

             Unless otherwise expressly provided for herein, any notice, request, approval, demand or other communication provided for herein shall be in writing and deemed effectively given or made when mailed by registered or certified mail, postage prepaid and return receipt requested, addressed to the party for whom intended at such party's address stated herein (as to Borrower, in Schedule A(3)) or such other address as either party may hereafter designate for itself by similar notice, or when actually received if given or made in any other manner, except that notice of change of address shall be deemed given only when received.

       (f)   Financing Statements.
             --------------------

             Borrower will join with Bank in executing such financing statements as Bank may request in order to perfect Bank's security interest in accounts and other Collateral. Borrower hereby appoints and designates Bank as Borrower's attorney-in-fact, without being required to act as such, with full power of substitution, irrevocably until all Liabilities are fully paid or discharged, which power of attorney is coupled with an interest, to execute such financing statements. To the extent permitted by law, Bank may file financing statements disclosing Bank's security interest without Borrower's signature, and/or Bank may file a photocopy or other reproduction of this agreement (or part of this agreement) as a financing statement. Borrower will execute and deliver to Bank such additional documents, and take such other steps, as may be necessary or appropriate to protect Bank's interest in accounts and other Collateral under any applicable law.

       (g)   Waivers.  No provision hereof and no right or remedy of Bank may be
             -------
             waived by any future action, course of dealing or otherwise, except in writing signed by Bank. Borrower waives presentment, protest and notice of dishonor of any instrument. No payment due to Bank hereunder shall be reduced by Borrower for any reason whatsoever, and Borrower hereby waives the right to assert any right of offset, recoupment or other deduction and any counterclaim in any litigation or other proceeding in which Bank may seek to enforce Bank's rights and remedies under this Agreement. Borrower waives all rights to special, consequential or punitive damages arising from, out of or in connection with this Agreement or any performance related to it. Neither any failure nor any delay by Bank to exercise any right in connection with this Agreement shall operate as a waiver thereof or preclude any other or further exercise thereof nor shall any single or partial waiver of any such right preclude any other or further exercise thereof, or the exercise of any other right.

       (h)   Governing Law, Changes, No Third Party Beneficiaries.
             ----------------------------------------------------

             This Agreement shall be governed by the internal laws of New York without giving effect to conflict of laws rules; shall not be changed or terminated orally; and shall not be deemed for the benefit of any third party.

       (i)   Business Name, Etc.
             ------------------

             (i) Borrower shall not change Borrower's identity or corporate structure or Borrower's name from, or do business under any name other than, Borrower's name(s) as set forth in Schedule A(4) unless Borrower give 30 days prior written notice to Bank.

             (ii) In the four months prior to the date of this Agreement, Borrower has not operated under any name other than Borrower's name(s) set forth in Schedule A(4).

       (j)   Addresses.
             ---------

             Address of Borrower is as set forth in Schedule A(1). Borrower shall not change without 30 days prior written notice to Bank.

       (k)   Submission to Jurisdiction.
             --------------------------

             Borrower submits to the jurisdiction of federal and state courts located within New York State and agrees, to the extent permitted by law, that service of process upon Borrower (in the same manner as provided in Paragraph 16(e) of this Agreement for the giving of notices) shall be sufficient in any action or proceeding brought by Bank in connection with this Agreement.

       (l)   Partial Unenforceability.
             ------------------------

             Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non authorization, without invalidating the remaining provisions of this Agreement in that or any other jurisdiction and without affecting the validity, enforceability or legality of such provision in any other jurisdiction.

       (m)   Parties.
             -------

             (i) If more than one party executes this Agreement as Borrower, all of them shall be jointly and severally liable hereunder.

             (ii) This Agreement is binding upon Borrower and Borrower's executors, administrators, successors and permitted assigns and shall inure to the benefit of Bank and its successors and assigns.

       (n)   Captions.
             --------

             Captions are inserted in this Agreement for reference purposes only and shall not modify, explain or limit the texts to which they refer.

       (o)   Counterparts.
             ------------

             This Agreement may be executed in counterparts, each of which when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

17.    Costs and Expenses.
       ------------------

       (a)   Expenses of Transaction.
             -----------------------

             Promptly on demand, Borrower shall pay all reasonable costs and expenses (including reasonable attorneys' fees) which Bank incurs in connection with preparing or amending this Agreement, all other agreements that Borrower may have with Bank and any guaranty, security agreement and other documents relating to this Agreement or any of the Liabilities (collectively, "Related Documents"); in perfecting Bank's security interest(s) in accounts and any other Collateral; in protecting, enforcing or exercising Bank's rights and remedies in connection with this Agreement and any Related Documents; and in collecting any Liabilities. Until Borrower shall so reimburse Bank, such costs and expenses shall be deemed to be advances under this Agreement and shall bear interest at the rate and in the manner specified in Paragraph 6 of this Agreement.

       (b)   Withholding Taxes.
             -----------------

             All payments under this Agreement shall be made free and clear of and without deduction for any Withholding Taxes. If Borrower shall be required to deduct any Withholding Taxes in respect of any sum payable under this Agreement, then (x) the sum payable shall be increased so that the Bank shall receive an amount equal to the sum the Bank would have received had no deductions been made and (y) the Borrower shall make such deductions and shall pay the amount deducted to the relevant authority. The Borrower shall pay to the Bank on demand and shall indemnify and hold the Bank harmless from any Withholding Taxes paid by the Bank and any liability (including penalties, interest and expenses) with respect thereto. The Bank's certificate as to any amounts owing under this paragraph shall be prima facie evidence of the Borrower's obligation.

18.    Continuing Representations and Warranties.
       -----------------------------------------

       All representations and warranties in this Agreement, and in all other Related Documents, statements, certificates, instruments and documents furnished to Bank in connection with this Agreement, are continuing and shall be deemed repeated each time an advance is made to Borrower, and shall survive until all Liabilities have been paid in full.

19.    Transfer by Bank.
       ----------------

       (a) Without limiting Bank's rights hereunder, Bank may Transfer all or any part of (i) this Agreement; (ii) the Note, (iii) any Liabilities, (iv) any collateral, mortgage, lien, or security interest, however denominated, securing this Agreement or any of the Liabilities, (v) any other obligations of Borrower to Bank,
             (vi) any guaranty of, any subordination to, and any other rights of Bank against any third party(ies) in connection with, this Agreement or any of the Liabilities, (vii) any instruments or documents relating to or evidencing any of the foregoing, and/or
             (viii) Bank's rights and, if any, obligations with respect to any of the foregoing, all of which are referred to in this Agreement as "Transferred Items".

       (b) In the event Bank shall make any such Transfer, then to the extent provided by the Bank with respect to such Transfer the transferee shall have the rights, powers, privileges and remedies of the Bank. The Bank shall thereafter, to the extent of such Transfer, be forever relieved and fully discharged from all liability and responsibility, if any, that it may have had to Borrower with respect thereto. Bank shall retain all its rights and powers with respect to any Transferred Items to the extent not so Transferred.

       (c) Without limiting the foregoing, the provisions of this Agreement regarding set-off rights shall apply to any account of Borrower with, and any claim of Borrower against, any Transferee to the extent of any such Transfer.

       (d) Bank is authorized to disclose any information it may have or acquire about Borrower to any prospective or actual Transferee.

       (e) If the Note and/or this Agreement is not a negotiable instrument, then Borrower hereby waives all defenses (except such defenses as may be asserted against a holder in due course of a negotiable instrument) which Borrower may have or acquire against any Transferee who takes the Note, and/or this Agreement, or any complete or partial interest in them, for value, in good faith and without notice that any obligation thereunder is overdue or has been dishonored or of any defense against or claim to them on the part of any person.

       (f) Borrower may not assign any of its rights or delegate any of its obligations under this Agreement without the Bank's prior written consent; any such assignment or delegation without said consent shall be void.

20.    Definitions.
       -----------

       As used in this Agreement, the following words shall, unless otherwise defined herein, have the following meanings: (1) Acceleration: any
                                                        ------------
       acceleration of payment or requirement of prepayment of any Debt, or any Debt's becoming due and payable prior to stated maturity. (2) Affiliate:
                                                                     ---------
       when used with respect to the Borrower, any other Person controlling, controlled by, or under common control with the Borrower. (3) Business
                                                                     --------
       Day: any day on which banks are regularly open for business in New York
       ---
       City. (4) Control: the power, alone or in conjunction with others,
                 -------
       directly or indirectly, through voting securities, by contract or otherwise, to direct or cause the direction of a Person's management and policies. (5) Debt: any Person's obligation of any sort (in whole or in
                     ----
       part) for the payment of money to any Person, whether (a) absolute or contingent, (b) secured or unsecured, (c) joint, several or independent,
       (d) now or hereafter existing, or (e) due or to become due. (6) Debtor
                                                                       ------
       Relief Action: the commencement by any Party or (unless dismissed or
       -------------
       terminated within 30 days) against any Party of any proceeding under any law of any jurisdiction (domestic or foreign) relating to bankruptcy, reorganization, insolvency, arrangement, composition, receivership, liquidation, dissolution, moratorium or other relief of financially distressed debtors, or the making by any Party of an assignment for the benefit of creditors. (7) Default: any breach, default
                                                    -------
       or event of default under, or any failure to comply with, any provision of this Agreement. (8) Environmental Laws: all federal state, local and
                              ------------------
       foreign laws relating to pollution or protection of the environment, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder. (8) Facility: any
                                                                --------
       line, loan, letter of credit, other credit facility or other arrangement between the Bank and the Borrower in connection with the Line of Credit.
       (9) Governmental Authority: any domestic or foreign, national or local,
           ----------------------
       (a) government, (b) governmental, quasi-governmental or regulatory agency or authority, (c) court or (d) central bank or other monetary authority.
       (10) Instrument: the meaning assigned to it under the Uniform Commercial
            ----------
       Code in any relevant jurisdiction. (11) Interest Period: a period of one,
                                               ---------------
       two, or three months or such other period as the Borrower and Bank may agree, with the first Interest period commencing on the date hereof and each subsequent Interest Period commencing on the last day of the immediately preceding Interest Period, provided that no Interest Period shall extend beyond the final maturity date of this Agreement, and if an Interest Period would otherwise end a non-Business Day it shall end on the next succeeding Business Day, unless such day would be in another calendar month, in which case it shall end on the next preceding Business Day.(12) Law: any treaty, law, regulation, rule, judgment, order, decree,
                ---
       guideline, interpretation or request (whether or not having the force of law) issued by any Governmental Authority. (13) Liabilities: any Debts of
                                                       -----------
       any Debtor and of any successor, assign or transferee thereof (including any successor of a Debtor that is a partnership or joint venture), whether (a) due or to become due to, or held or to be held by, the Bank, and (b) for the Bank's own account or as agent for another or others.
       (14) LIBOR: "Libor Rate" for each loan to which it applies shall mean the
            -----
       rate or rates established by the New York Branch of the Bank two Business Days prior to the first Business Day of the applicable Interest Period, by applying the following: (i) the British Bankers Association ("BBA") Interest Settlement Rates for U.S. Dollars, as defined in the BBA official definitions and reflected on the Telerate BBA pages, for the applicable amounts and interest periods, which rates reflect the offered rates as which deposits are being quoted to prime banks in the London Interbank Market at 11:00 A.M. London Time calculated as set forth in said BBA official definition; or (ii) such other recognized source of London Eurocurrency deposit rates as the Bank may determine from time to time. In the event the applicable BBA page or pages shall be replaced by another Telerate page or other Telerate pages for quoting London Eurocurrency rates, then rates quoted on said replacement page or pages shall be applied. If the Bank determines that London Eurocurrency rates are no longer being quoted (temporarily or permanently) on any Telerate pages or that Telerate is no longer functioning (temporarily or permanently) in substantially the same manner as on the date hereof, then the Bank shall notify the Borrower of a substitute, publicly available reference for the determination of the Libor Rate. If the Bank determines in its sole discretion that the Libor Rate cannot be determined or does not represent its effective cost of maintaining Loans under this Agreement, then interest shall accrue at the effective cost to the Bank to maintain the Loans (as determined by the Bank in its sole discretion).
       (14) Material: material to the business or financial condition of any
            --------
       Party on a consolidated or consolidating basis. (15) Party: (a) any
                                                            -----
       Debtor; (b) any maker, co-maker or endorser of any agreement evidencing, or any guarantor, surety, accommodation party or indemnitor with respect to, or any Person that provides any collateral as security for, or any Person that issues a subordination, comfort letter, standby letter of credit, repurchase agreement, put agreement, option, other Agreement or other credit support with respect to any of the Liabilities; (c) if any Party is a partnership or joint venture, any general partner or joint venturer in such Party; and (d) any Person (i) that is under the Control of any Party and (ii) whose business or financial condition is Material to such Party. (16) Person: any person, partnership, joint venture,
                           ------
       company, corporation, unincorporated organization or association, trust, estate, Governmental Authority, or any other entity. (17) Prime Rate: the
                                                                 ----------
       Bank's stated prime rate as reflected in its books and records as such prime rate may change from time to time. The Bank's determination of its Prime Rate shall be conclusive and final. The Prime Rate is a reference rate and not necessarily the lowest rate charged by the Bank. (18)
       Property: any property, whether real, personal or mixed, and whether
       --------
       tangible or intangible. (19)

       Security Interest: any security interest, assignment as collateral, lien,
       -----------------
       mortgage, reservation of title or other encumbrance, however denominated, in, on, or with respect to any Property. (20) Transfer: any negotiation,
                                                     --------
       assignment, participation, conveyance, grant of a Security Interest, lease, delegation, or any other direct or indirect transfer of a complete or partial, legal, beneficial, economic or other interest or obligation.

21.    NO REPRESENTATIONS OF NON-ENFORCEMENT. BORROWER HEREBY CERTIFIES THAT
       -------------------------------------
NONE OF THE BANK'S REPRESENTATIVES OR AGENTS HAS REPRESENTED, EXPRESSED OR OTHERWISE INDICATED TO BORROWER OR ANY OF ITS AGENTS OR REPRESENTATIVES THAT, IN THE EVENT OF LITIGATION OR OTHERWISE, THE BANK WILL NOT SEEK TO ENFORCE, OR WILL WAIVE OR MODIFY, ANY OF THE PROVISIONS OF THIS AGREEMENT.

22.    WAIVER OF RIGHT TO JURY TRIAL.  BOTH BORROWER AND BANK WAIVE THE RIGHT TO
       -----------------------------
A TRIAL BY JURY IN ANY LITIGATION ARISING FROM, OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

                                         Very truly yours,

                                         LEVEL 8 SYSTEMS, INC.

                                         By:_________________________________
                                         (Signature)
                                         Name:_______________________________
                                         Title:______________________________


                                         By:_________________________________
                                         (Signature)
                                         Name:_______________________________
                                         Title:______________________________

Attest:

_______________________________
           Secretary


CONSENTED AND AGREED TO BY:

BANK HAPOALIM B.M.


By: ___________________________
   (Signature)
Name: _________________________
Title: ________________________


By:____________________________
   (Signature)
Name:__________________________
Title:_________________________

                                  SCHEDULE A


(1)    Borrower's Chief Executive Office and Address for Location of Books and
       Records:
       8000 Regency Parkway, Cary, North Carolina 27511

(2)    Borrower's State of Incorporation: State of Delaware

(3)    Borrower's Address for Notices: same as in (1) above

(4)    Borrower's Business Name(s): Level 8 Systems, Inc.



                            Initials for Borrower:

                           ________________________

                                  SCHEDULE B


                           United States of America
                           ------------------------
                            All European Countries
                            ----------------------
                                    Israel
                                    ------

                                  SCHEDULE C


                                     None.